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                                                                     EXHIBIT 5.1

                             BASS, BERRY & SIMS PLC
                    A PROFESSIONAL LIMITED LIABILITY COMPANY
                                ATTORNEYS AT LAW

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
        KNOXVILLE OFFICE                                                                    DOWNTOWN OFFICE:
900 SOUTH GAY STREET, SUITE 1700                     REPLY TO:                               AMSOUTH CENTER
      KNOXVILLE, TN 37902                          AMSOUTH CENTER                   315 DEADERICK STREET, SUITE 2700
         (865) 521-6200                   315 DEADERICK STREET, SUITE 2700              NASHVILLE, TN 37238-3001
                                              NASHVILLE, TN 37238-3001                       (615) 742-6200
         MEMPHIS OFFICE                            (615) 742-6200
   THE TOWER AT PEABODY PLACE                                                              MUSIC ROW OFFICE:
  100 PEABODY PLACE, SUITE 950                   WWW.BASSBERRY.COM                        29 MUSIC SQUARE EAST
     MEMPHIS, TN 38103-2625                                                             NASHVILLE, TN 37203-4322
         (901) 543-5900                                                                      (615) 255-6161
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                               September 16, 2005


Mountain National Bancshares, Inc.
300 East Main Street
Sevierville, Tennessee 37862

         Re.:     Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as your counsel in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") relating to the Company's Stock Option Plan (the "Plan") filed by you with the Securities and Exchange Commission covering an aggregate of 275,625 shares (the "Shares") of common stock, $1.00 par value, issuable pursuant to the Plan.

         In so acting we have examined and relied upon such records, documents, and other instruments as in our judgment are necessary or appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

         Based on the foregoing, we are of the opinion that the Shares, when issued pursuant to and in accordance with the Plan, will be validly issued, fully paid, and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,

                                              /s/ Bass, Berry & Sims PLC